Exhibit 1.7

BROADSTONE NET LEASE, INC.

COMMON STOCK ($0.00025 PAR VALUE PER SHARE)

AMENDMENT NO. 1 TO

EQUITY DISTRIBUTION AGREEMENT

May 3, 2024

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

AMENDMENT NO. 1, dated as of May 3, 2024 (this “Amendment No. 1”), by and among Broadstone Net Lease, Inc., a Maryland corporation (the “Company”), and Broadstone Net Lease, LLC, a New York limited liability company (the “Operating Partnership,” and, together with the Company, the “Transaction Parties”), the Managers and the Forward Purchasers for that certain Equity Distribution Agreement, dated August 23, 2021 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to the Agreement;

WHEREAS, the parties hereto wish to amend the Agreement to make certain changes to the Agreement with effect on and after May 3, 2024 (the “Effective Date”); and

WHEREAS, this Amendment No. 1 shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:

Section 1. Definitions.

Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

Section 2. Representation and Warranty.

Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to the Managers and the Forward Purchasers that this Amendment No. 1 has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Transaction Parties.

Section 3. Amendment of the Agreement.

(a) Addressees.

(1) The list of Managers and Forward Purchasers on page 1 of the Agreement and their respective addresses are amended and restated as follows:

BMO Capital Markets Corp. 151 W 42nd Street, 32nd Floor New York, NY 10036	Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M4W 1A5 Canada
BTIG, LLC 65 East 55th Street New York, NY 10022

Capital One Securities, Inc. 201 St. Charles Ave, Suite 1830 New Orleans, LA 70170

Citizens JMP Securities, LLC 450 Park Avenue, 5th Floor New York, NY 10022	Citizens JMP Securities, LLC 450 Park Avenue, 5th Floor New York, NY 10022

Goldman Sachs & Co. LLC 200 West Street New York, NY 10282	Goldman Sachs & Co. LLC 200 West Street New York, NY 10282

J.P. Morgan Securities LLC 383 Madison Avenue, 6th Floor New York, NY 10179	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, NY 10179

KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, OH 44114	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, OH 44114

Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036-8293

Nomura Securities International, Inc. 309 West 49th Street New York, NY 10019	Nomura Global Financial Products, Inc. 309 West 49th Street New York, NY 10019

Regions Securities LLC 615 South College Street, Suite 600 Charlotte, NC 28202	Regions Securities LLC 615 South College Street, Suite 600 Charlotte, NC 28202

Samuel A. Ramirez & Company, Inc. 61 Broadway, 29th Floor New York, NY 10006

TD Securities (USA) LLC 1 Vanderbilt Avenue New York, NY 10017	The Toronto-Dominion Bank c/o TD Securities (USA) LLC 1 Vanderbilt Avenue New York, NY 10017

Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, GA 30326	Truist Bank 3333 Peachtree Road NE, 11th Floor Atlanta, GA 30326

As Managers	As Forward Purchasers

(b) Introductory Paragraph.

(1) The first paragraph of the Agreement is amended and restated as follows:

Broadstone Net Lease, Inc., a Maryland corporation (the “Company”), and Broadstone Net Lease, LLC, a New York limited liability company (the “Operating Partnership,” and, together with the Company, the “Transaction Parties”), each confirms its agreement (this “Agreement”) with each of BMO Capital Markets Corp., BTIG, LLC, Capital One Securities, Inc., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Regions Securities LLC, Samuel A. Ramirez & Company, Inc., TD Securities (USA) LLC and Truist Securities,

Inc., as sales agent or principal (collectively, the “Sales Agents”), each of BMO Capital Markets Corp., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Nomura Securities International, Inc. (acting through BTIG, LLC as agent), Regions Securities LLC, TD Securities (USA) LLC and Truist Securities, Inc. as forward seller (collectively, the “Forward Sellers” and collectively with the “Sales Agents,” in such capacities as Sales Agent or Forward Seller, as the case may be, the “Managers”), and each of Bank of Montreal, Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Regions Securities LLC, The Toronto-Dominion Bank and Truist Bank, as forward purchaser (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”) with respect to the issuance and sale from time to time by the Company of shares (the “Shares”) of the Company’s common stock, $0.00025 par value per share (the “Common Stock”), having an aggregate offering price of up to $400,000,000 (the “Maximum Amount”) through or to a Manager, as sales agent or principal, on the terms and subject to the conditions set forth in this Agreement.

(2) In the event that an entity acting as Forward Purchaser (the “Previous Forward Purchaser”) is replaced as a party under the Agreement by its affiliate (the “New Forward Purchaser”), then, from the date of such transfer/assignment, the New Forward Purchaser shall for all purposes of the Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as assignee of the Previous Forward Purchaser).

(3) For the avoidance of doubt, the amounts sold pursuant to the Agreement prior to May 3,2024 shall not count against the Maximum Amount.

(c) Second Paragraph.

(1) The first sentence of the second paragraph of the Agreement is hereby amended and restated as follows:

For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined below) are offered or sold through a Manager acting as forward seller for the applicable Forward Purchaser (or, in the case of Nomura Securities International, Inc., through BTIG, LLC acting as an agent for Nomura Securities International, Inc. acting as forward seller for the applicable Forward Purchaser), then such Manager, as forward seller (including Nomura Securities International, Inc. acting as forward seller and BTIG, LLC acting as its agent), shall be acting as sales agent for the applicable Forward Purchaser with respect to the offer and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to a Manager acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to a Manager acting as sales agent shall also be deemed to apply to such Manager (including both Nomura Securities International, Inc. acting as forward seller and BTIG, LLC acting as its agent) when acting as forward seller, mutatis mutandis.

(d) Third Paragraph (registration statement).

(1) The third paragraph of the Agreement is hereby amended and restated as follows:

The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 for the registration of the Shares (the “registration statement”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”). The Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Transaction Parties and their business. Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to each Manager, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time. Except where the context requires, the term “Basic Prospectus” means the prospectus dated May 3, 2024, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus. Except where the context otherwise requires, the term “Prospectus Supplement” means the prospectus supplement to the Basic Prospectus included as part of the registration statement, which prospectus supplement relates to the Shares to be issued from time to time by the Company, in the form furnished by the Transaction Parties to each Manager in connection with the offering of the Shares. Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(bb) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(g). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(2) Notwithstanding anything to the contrary contained herein, this Amendment No. 1 shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “registration statement,” “Registration Statement,” “Base Prospectus” and “Prospectus Supplement,” contained in the Agreement prior to the Effective Date.

(e) Section 1 (Settlement).

(1) The first sentence of Section 1(c)(vii) of the Agreement is hereby amended and restated as follows:

Settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the second Trading Day (and on and after May 28, 2024, the first Trading Day or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Agency Settlement Date”).

(f) Section 3(n) (Reimbursement of Certain Expenses).

(1) Clause (xii) of Section 3(n) is hereby amended and restated as follows:

(xii) if Shares having an aggregate offering price of $40,000,000 or more have not been offered and sold under this Agreement collectively by May 3, 2027 (or such earlier date on which the Transaction Parties terminate this Agreement), the Transaction Parties shall reimburse the Managers and the Forward Purchasers in an aggregate amount up to $200,000 of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers and the Forward Purchasers incurred by the Managers and the Forward Purchasers in connection with the transactions contemplated by this Agreement and any Confirmation.

(2) For the avoidance of doubt, amounts sold pursuant to the Agreement prior to May 3, 2024 shall not count towards the $40,000,000 threshold stated in clause (xii) of Section 3(n).

(g) Section 5 (Indemnification).

(1) The section letterings with respect to the section labeled as Section 5(a) Contribution and the section labeled as Section 5(b) Survival in the Agreement were incorrect and the section letterings with respect to such sections are hereby corrected to be Section 5(d) Contribution and Section 5(e) Survival, respectively.

(h) Section 7 (Notices).

(1) Subclause (i) of Section 7(a) of the Agreement is hereby amended and restated as follows:

if to the Company and the Operating Partnership:

c/o Broadstone Net Lease, Inc.

207 High Point Drive, Suite 300

Victor, NY 14564

Email: john.callan@broadstone.com

Attention: John D. Callan Jr., Senior Vice President, General Counsel & Secretary

(2) Subclause (ii) of Section 7(a) of the Agreement is hereby amended and restated as follows:

if to the Managers:

BMO Capital Markets Corp.

151 W 42nd Street, 32nd Floor

New York, NY 10036

Attention: Equity Syndicate Department, with a copy to the Legal Department

Telephone: (800) 414-3627

BTIG, LLC

65 East 55th Street

New York, NY 10022

Attention: ATM Trading Desk

Email: BTIGUSATMTrading@btig.com

With a copy (which shall not constitute notice) to:

BTIG, LLC

600 Montgomery Street

San Francisco, CA 94111

Attention: General Counsel and Chief Compliance Officer

Email: BTIGcompliance@btig.com

Email: IBLegal@btig.com

Placement Notice Contacts (to receive all Agency Transaction Notices and Forward Placement Notices):

BTIGUSATMTrading@btig.com

Capital One Securities, Inc.

201 St. Charles Ave, Suite 1830

New Orleans, LA 70170

Attention: Gabrielle Halprin

Email: Gabrielle.Halprin@capitalone.com

Citizens JMP Securities, LLC

450 Park Avenue, 5th Floor

New York, NY 10022

Attention: ATM Trading Desk

Email: syndicate@jmpsecurities.com

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Attention: Registration Department

J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, NY 10179

Attention: Sanjeet Dewal

Facsimile: (212) 622-8783

Email: sanjeet.s.dewal@jpmorgan.com

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, OH 44114

Attention: Jaryd Banach, Michael Jones, John Salisbury

Email: Jaryd.Banach@key.com; michael.c.jones@key.com;

john.salisbury@key.com

Telephone: (216) 689-3910

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Attention: Equity Syndicate Desk, with a copy to the Legal Department

Nomura Securities International, Inc. (as Forward Seller acting through BTIG, LLC as agent)

309 West 49th Street

New York, NY 10019

Attention: Structured Equity Solutions

Email: cedamericas@nomura.com

with a copy (which shall not constitute notice) to:

Nomura Securities International, Inc. 309 West 49th Street

New York, NY 10019

Attention: Equities Legal Email: Dan.Rosenbaum@nomura.com

and to:

BTIG, LLC as agent of the Forward Seller, at the address for BTIG, LLC provided above

Placement Notice Contacts (to receive only Forward Placement Notices):

Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

Attention: Structured Equity Solutions

Email: cedamericas@nomura.com

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, NC 28202

Attention: ECM Desk

Email: brit.stephens@regions.com; Telephone: 980-287-2734

Email: Ed.armstrong@regions.com; Telephone: 704-362-7371

Email: Matthew.stewart@regions.com; Telephone: 704-362-3570

Email: scott.williams2@regions.com; Telephone: 980-287-2784

Samuel A. Ramirez & Company, Inc.

61 Broadway, 29th Floor

New York, NY 10006

Attention: Larry Goldman

Email: larry.goldman@ramirezco.com

Telephone: 212-248-1214

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

c/o Equity Capital Markets

Email: TDS_ATM@tdsecurities.com

Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, GA 30326

Attention: Equity Syndicate Department

Email: dl.atm.offering@truist.com

(3) Subclause (iii) of Section 7(a) of the Agreement is hereby amended and restated as follows:

if to the Forward Purchasers:

Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Canada

Attention: Manager, Derivatives Operations

Facsimile: (416) 552-7904

Telephone: (416) 552-4177

With a copy to:

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X 1A1

Canada

Attention: Associate General Counsel & Managing Director, Derivatives Legal Group

Facsimile: (416) 956-2318

Citizens JMP Securities, LLC

450 Park Avenue, 5th Floor

New York, NY 10022

Attention: ATM Trading Desk

Email: syndicate@jmpsecurities.com

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Attention: Michael Voris, Equity Capital Markets

Email: michael.voris@gs.com

Telephone: 212-902-4895

Facsimile: 212-256-5738

With a copy to:

Attention: Jan Debeuckelaer

Email: jan.debeuckelaer@gs.com

Telephone: 212-934-0893

Facsimile: 212-256-5738

And email notification to the following address:

Eq-derivs-notifications@ny.ibd.gs.com

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, NY 10179

EDG Marketing Support

Email: edg_notices@jpmorgan.com;

edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention: Sanjeet Dewal

Email: sanjeet.s.dewal@jpmorgan.com

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, OH 44114

Attention: Jaryd Banach, Michael Jones, John Salisbury

Email: Jaryd.Banach@key.com; michael.c.jones@key.com;

john.salisbury@key.com

Telephone: (216) 689-3910

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036-8293

Attention: Steven Seltzer

Email: Steven.Seltzer1@morganstanley.com

Nomura Global Financial Products, Inc.

309 West 49th Street

New York, NY 10019 Attention: Structured Equity Solutions

Email: cedamericas@nomura.com

with a copy (which shall not constitute notice) to:

Nomura Global Financial Products, Inc.

309 West 49th Street

New York, NY 10019

Attention: Equities Legal

Email: nyequitieslegal@nomura.com

and to:

BTIG, LLC, at the addresses for BTIG, LLC provided above

Placement Notice Contacts (to receive only Forward Placement Notices):

Nomura Global Financial Products, Inc.

309 West 49th Street

New York, NY 10019

Attention: Structured Equity Solutions

Email: cedamericas@nomura.com

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, NC 28202

Attention: ECM Desk

Email: brit.stephens@regions.com; Telephone: 980-287-2734

Email: Ed.armstrong@regions.com; Telephone: 704-362-7371

Email: Matthew.stewart@regions.com; Telephone: 704-362-3570

Email: scott.williams2@regions.com; Telephone: 980-287-2784

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Attention: Global Equity Derivatives

Telephone: (212) 827-7306

Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com;

vanessa.simonetti@tdsecurities.com;

christopher.obalde@tdsecurities.com;

Michael.murphy3@tdsecurities.com; adriano.pierroz@tdsecurities.com

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, GA 30326

Attention: Equity Syndicate Department

Email: dl.atm.offering@truist.com

With a copy to:

Michael Collins, Managing Director

Telephone: 404-926-5139

Email: michael.collins@truist.com

(f) Schedules.

(1) Schedule 1 of the Agreement is hereby amended and restated as follows:

Schedule 1. Authorized Company Representatives.

John Moragne, Chief Executive Officer

Kevin Fennell, EVP and Chief Financial Officer

Ryan Albano, President and Chief Operating Officer

John Callan SVP and General Counsel

(2) Schedule 2 of the Agreement is hereby amended and restated as follows:

Schedule 2. Information Supplied by the Managers and the Forward

Purchasers.

BMO Capital Markets Corp.	Bank of Montreal

BTIG, LLC

Capital One Securities, Inc.

Citizens JMP Securities, LLC	Citizens JMP Securities, LLC

Goldman Sachs & Co. LLC	Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC	JPMorgan Chase Bank, National Association

KeyBanc Capital Markets Inc.	KeyBanc Capital Markets Inc.

Morgan Stanley & Co. LLC	Morgan Stanley & Co. LLC

Nomura Securities International, Inc. (acting through BTIG, LLC as agent)	Nomura Global Financial Products, Inc.

Regions Securities LLC	Regions Securities LLC

Samuel A. Ramirez & Company, Inc.

TD Securities (USA) LLC	The Toronto-Dominion Bank

Truist Securities, Inc.	Truist Bank

As Managers	As Forward Purchasers

Section 4. Governing Law. THIS AMENDMENT NO. 1, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AMENDMENT NO. 1, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Amendment No. 1 brought by any other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

Section 5. Entire Agreement. The Agreement, as amended by this Amendment No. 1, represents the entire agreement between the parties hereto with respect to the preparation of any registration statement, Base Prospectus, Prospectus Supplement or the Prospectus and the conduct of the offering and the sale and distribution of the Shares.

Section 6. Counterparts. This Amendment No. 1 may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Each party to this Amendment No. 1 acknowledges that electronic signatures, whether digital or encrypted, of a party may be included in this Amendment No. 1 and if so, are intended to authenticate this writing and to have the same force and effect as a manual signature. “Electronic signature” means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

[Signature page follows]

If the foregoing correctly sets forth the understanding between the Transaction Parties and each of the Managers and Forward Purchasers, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 1 and your acceptance shall constitute a binding agreement among the Transaction Parties and each of the Managers and Forward Purchasers.

BROADSTONE NET LEASE, INC.

By:	/s/ John D. Moragne
Name: John D. Moragne
Title: Chief Executive Officer

BROADSTONE NET LEASE, LLC

By:	Broadstone Net Lease, Inc.,
its Managing Member

By:	/s/ John D. Moragne
Name: John D. Moragne
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to the Equity Distribution Agreement]

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.		BANK OF MONTREAL
as Manager		as Forward Purchaser

By:	/s/ Eric Benedict	By:	/s/ Brian Riley
	Name: Eric Benedict		Name: Brian Riley
	Title: Co-Head, Global Equity Capital Markets		Title: Managing Director, Global Markets

BTIG, LLC
as Manager

By:	/s/ Mike Passaro
Name: Mike Passaro
Title: Managing Director

CAPITAL ONE SECURITIES, INC.
as Manager

By:	/s/ Phil Winiecki
Name: Phil Winiecki
Title: Managing Director

CITIZENS JMP SECURITIES, LLC		CITIZENS JMP SECURITIES, LLC
as Manager		as Forward Purchaser

By:	/s/ Ryan Abbe	By:	/s/ Ryan Abbe
	Name: Ryan Abbe		Name: Ryan Abbe
	Title: Managing Director, Head of Real Estate Investment Banking		Title: Managing Director, Head of Real Estate Investment Banking

GOLDMAN SACHS & CO. LLC		GOLDMAN SACHS & CO. LLC
as Manager		as Forward Purchaser

By:	/s/ Ryan Cunn	By:	/s/ Ryan Cunn
	Name: Ryan Cunn		Name: Ryan Cunn
	Title: Managing Director		Title: Managing Director

[Signature Page to Amendment No. 1 to the Equity Distribution Agreement]

J.P. MORGAN SECURITIES LLC		JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as Manager		as Forward Purchaser

By:	/s/ Brett Chalmers	By:	/s/ Brett Chalmers
	Name: Brett Chalmers		Name: Brett Chalmers
	Title: Executive Director		Title: Executive Director

KEYBANC CAPITAL MARKETS INC.		KEYBANC CAPITAL MARKETS INC.
as Manager		as Forward Purchaser

By:	/s/ Jaryd Banach	By:	/s/ Jaryd Banach
	Name: Jaryd Banach		Name: Jaryd Banach
	Title: Managing Director, Equity Capital Markets		Title: Managing Director, Equity Capital Markets

MORGAN STANLEY & CO. LLC		MORGAN STANLEY & CO. LLC
as Manager		as Forward Purchaser

By:	/s/ Jon Sierant	By:	/s/ Jon Sierant
	Name: Jon Sierant		Name: Jon Sierant
	Title: Managing Director		Title: Managing Director

NOMURA SECURITIES INTERNATIONAL, INC.		NOMURA GLOBAL FINANCIAL PRODUCTS, INC.
as Manager		as Forward Purchaser

By:	/s/ Jason Eisenhauer	By:	/s/ Jeffrey Petillo
	Name: Jason Eisenhauer		Name: Jeffrey Petillo
	Title: Managing Director		Title: Authorized Representative

REGIONS SECURITIES LLC		REGIONS SECURITIES LLC
as Manager		as Forward Purchaser

By:	/s/ Edward L. Armstrong	By:	/s/ Edward L. Armstrong
Name:	Edward L. Armstrong	Name:	Edward L. Armstrong
Title:	Managing Director - ECM	Title:	Managing Director - ECM

[Signature Page to Amendment No. 1 to the Equity Distribution Agreement]

SAMUEL A. RAMIREZ & COMPANY, INC.
as Manager

By:	/s/ Richard Viton
Name: Richard Viton
Title: Managing Director

TD SECURITIES (USA) LLC		THE TORONTO-DOMINION BANK
as Manager		as Forward Purchaser

By:	/s/ Bradford Limpert	By:	/s/ Vanessa Simonetti
	Name: Bradford Limpert		Name: Vanessa Simonetti
	Title: Managing Director		Title: Managing Director

TRUIST SECURITIES, INC.		TRUIST BANK
as Manager		as Forward Purchaser

By:	/s/ Geoffrey Fennel	By:	/s/ Michael Collins
	Name: Geoffrey Fennel		Name: Michael Collins
	Title: Director		Title: Managing Director

[Signature Page to Amendment No. 1 to the Equity Distribution Agreement]